EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 26, 2021 on the annual financial statements of The Hacienda Company, LLC for the years ended December 31, 2020 and December 31, 2019 included in Lowell Farms Inc.’s Registration Statement on Form S-1 (No. 333-XXX) dated October 22, 2021.

Los Angeles, California
October 22, 2021